UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 4, 2022

ITEM 9 LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	96-0665018
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2727 N 3rd Street, Suite 201, Phoenix AZ 85004 (Address of principal executive offices and zip code)

1-833-867-6337

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on October 6, 2021, Item 9 Labs Corp., a Delaware corporation ("Company"), and Item 9 Labs Colorado LLC. ("Buyer"), entered into an Asset Purchase Agreement (the "Agreement") with Nebrina Adams County LLC, a Colorado limited liability company ("Seller"), pursuant to which Purchasing Sub is purchasing certain assets from the Seller. Effective upon the completion of the Sale, the licenses, lease and certain personal property to operate a licensed recreational marijuana dispensary will be delivered to the Buyer, free and clear of all liens or encumbrances. Each of the parties referred to above may be referred to herein as a "Party" and collectively as the "Parties".

On March 2, 2022, Item 9 Labs Colorado LLC, the Parties received the necessary regulatory approvals and completed the transaction. The Company, through its wholly owned subsidiary acquired the dispensary license and storefront located at 6101 N. Washington St. in Denver, CO. The consideration paid is as follows:

(a)            Purchase Price. The total purchase price for the Purchased Assets is Two Million US Dollars ($2,000,000.00 USD) (the "Purchase Price"), payable as follows:

(i)        One Million US Dollars ($1,000,000.00); and

(ii)       an unsecured promissory note with a principal amount of Two Hundred Thousand US Dollars ($200,000.00), with an interest rate of five percent (5%) per annum simple interest, for a term of eighteen (18) full months commencing on the Closing Date, and payable in six (6) installments commencing on the last day of each three (3) month period following the Closing Date (the "Note" or "Promissory Note") until paid in full; and (iii) Three Hundred Thousand (300,000) shares of the Company's restricted common shares of the Company. The Shares are subject to a leak out agreement.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On March 4 2022, the Company issued a press release announcing the closing of the transaction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated March 4, 2022, announcing the closing of the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9 LABS CORP.

Dated: March 4, 2022	By:	/s/ Robert Mikkelsen
Robert Mikkelsen
Chief Financial Officer